Exhibit 107

Calculation of Filing Fee Tables

Form S-3ASR

(Form Type)

PIONEER NATURAL RESOURCES COMPANY.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt securities	Rule 456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)

	Equity	Common stock, par value $.01 per share	Rule 456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)

	Equity	Preferred stock, par value $.01 per share	Rule 456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)

	Equity	Depository shares (3)	Rule 456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)

	Other	Warrants	Rule 456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)

	Other	Stock purchase contracts	Rule 456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)

	Other	Stock purchase units	Rule 456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)

Fees Previously Paid	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Carry Forward Securities

Carry Forward Securities	n/a	n/a	n/a	n/a		n/a			n/a	n/a	n/a	n/a

	Total Offering Amounts					n/a		n/a

	Total Fees Previously Paid							n/a

	Total Fee Offsets							n/a

	Net Fee Due							n/a

(1)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of the registration fee required in connection with this registration statement.
(2)

There is being registered hereunder such unspecified number or amount of the securities of each identified class as may from time to time be issued by the registrant at unspecified prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3)

The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a depositary agreement. If the registrant elects to offer to the public fractional interests in shares of preferred stock, then the registrant will distribute depositary receipts to those persons purchasing the fractional interests and will issue the shares of preferred stock to the depositary under the depositary agreement.